Know all by these presents that the undersigned, does hereby make,constitute and appoint each of Rene Casares, Sarah Green, Janet Marrow and Gary Holland, or any one of them, as a true and lawful attorney-in-fact for the undersigned with full powers of substitution and revocation, for an in the name, place and stead of the undersigned (in the undersigned's individual capacity), to execute and deliver such forms that the undersigned may be required to file with the U.S. Securities and Exchange Commission  as a result of the undersigned's ownership of or transactions in securities of Academy Sports and Outdoors, Inc. (the "Company") (i) pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto) and (ii) in connection with any applications for EDGAR access code or any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the Securities and Exchange Commission, including without limitation the Form ID.  The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his or her ownership of or transactions in securities of the Company, unless earlier revoked in writing.  The undersigned acknowledges that Rene Casares, Sarah Green, Janet Marrow and Gary Holland are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

By:  /s/Sherry L. Harriman
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Name: Sherry L. Harriman
Date: January 25, 2021